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                                                      Exhibit 24.1

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Dockser and H. William Willoughby, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/  Garrett G. Carlson            December 1, 1997
     ----------------------
     Garrett G. Carlson
     Director


/s/  Larry H. Dale                 December  1, 1997
     ----------------------
     Larry H. Dale
     Director


/s/  Robert J. Merrick             December  1, 1997
     ----------------------
     Robert J. Merrick
     Director


/s/  G. Richard Dunnells           December  1, 1997
     ----------------------
     G. Richard Dunnells
     Director


/s/  Cynthia O. Azzara             December  1, 1997
     ----------------------
     Cynthia O. Azzara
     Chief Financial Officer
     (Principal Financial and
     Accounting Officer)